Exhibit 3.2

SYMETRA FINANCIAL CORPORATION
(hereinafter called the “Corporation”)

AMENDED AND RESTATED BY-LAWS

ARTICLE I

MEETING OF STOCKHOLDERS

Section 1.  Place of Meeting.  Meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

Section 2.  Annual and Special Meetings.  Annual meetings of stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders may be called by the Chairman of the Board of Directors or the President for any purpose and shall be called by the President or Secretary if directed by the Board of Directors or requested in writing by the holders of not less than 25% of the capital stock of the Corporation. Each such stockholder request shall state the purpose of the proposed meeting.

Section 3.  Notice.  Except as otherwise provided by law, at least 10 and not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder.

Section 4.  Quorum.  At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation’s issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

Section 5.  Voting.  Except as otherwise provided by law, all matters submitted to a meeting of stockholders shall be decided by vote of the holders of record, present in person or by proxy, of a majority of the Corporation’s issued and outstanding capital stock.

Section 6.  Action by Written Consent.  Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.

ARTICLE II

DIRECTORS

Section 1.  Number, Election and Removal of Directors.  The number of Directors that shall constitute the Board of Directors shall be not less than one nor more than fifteen. Within the limits specified above, the number of Directors shall be determined by the Board of Directors or by the stockholders. The Directors shall be elected by the stockholders at their annual meeting. Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director or by the stockholders. A Director may be removed with or without cause by the stockholders.

Section 2.  Meetings.  Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board of Directors or the President and shall be called by the President or Secretary if directed by the Board of Directors. Telegraphic, facsimile or written notice of each special meeting of the Board of Directors shall be sent to each Director not less than two hours before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders. Notice need not be given of regular meetings of the Board of Directors.

Section 3.  Quorum.  A majority of the total number of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation of the Corporation or these Amended and Restated By-Laws, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

Section 4.  Committees of Directors.  The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one or more committees to have and exercise such power and authority as the Board of Directors shall specify. Absent an alternative designation by the Board of Directors, the Corporation shall have the following committees of the Board of Directors: the audit committee, the nominating and governance committee, the compensation committee and the finance committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another Director to act at the meeting in place of any such absent or disqualified member.

Section 5.  Action by Written Consent.  Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these Amended and Restated By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 6.  Director Independence.  To the extent that the board of directors of any Iowa-domiciled insurance company subsidiary of the Corporation does not meet the “independence” requirements in accordance with Iowa Code § 521A.5(4)c., the Board of Directors shall meet the “independence” requirements set forth with Iowa Code § 521A.5(4)c., as permitted by Iowa Code § 521A.5(4)e.

Section 7.  Chairman of the Board of Directors.  The Chairman of the Board of Directors shall be designated by the stockholders of the Corporation. In the absence of such designation by the stockholders, the Chairman shall be elected by the Board of Directors from among its members.  The Chairman shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these bylaws or by the Board of Directors.

Section 8.  Actions of Board.  If the Board of Directors submits any action for the transaction of business which results in an equal number of the directors at the meeting voting for and against the action and such action would be effective when taken by a majority vote, then in such case the Chairman of the Board of Directors shall be entitled to cast a tie breaking vote with respect to such action.

Section 9.  Compensation.  Any Director who is also an employee or officer of a stockholder of the Corporation shall serve on the Board of Directors without compensation, but shall be reimbursed for his or her reasonable and documented out-of-pocket expenses of attendance, including travel expenses.  Furthermore, any director who is also an officer or employee of the Corporation or any of its subsidiaries (other than any such Director who is also an employee or officer of a stockholder of the Company) shall serve on the Board of Directors without compensation or reimbursement of any expenses. Nothing contained herein, however, shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise.

ARTICLE III

OFFICERS

Section 1.  General.  The Board of Directors shall elect a President and Secretary, and may also elect one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers with such titles as it shall from time to time deem necessary or desirable, all of whom shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

Section 2.  Voting Securities Owned by the Corporation.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by any officer of the Corporation and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any Corporation or entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present; provided, however, that the President or the Chairman shall vote on behalf of the Corporation all shares of subsidiary corporations held by the Corporation. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 3.  President.  The President shall be the Chief Executive Officer of the Corporation and shall exercise general and active supervision over and management of the property, affairs and business of the Corporation and shall authorize other officers of the Corporation to exercise such powers as he or she, in his or her discretion, may deem to be in the best interests of the Corporation. The President shall preside at meetings of the stockholders and the Board of Directors in the absence or non-election of the Chairman of the Board of Directors. The President shall, in general, perform all duties incident to the office of President and shall have such other duties as the Board of Directors may from time to time prescribe.

Section 4.  Vice President.  The Vice President, or Vice Presidents, if any shall be appointed, shall have such duties as the Board of Directors, the President or these Amended and Restated By-Laws may from time to time prescribe.

Section 5.  Treasurer.  The Treasurer shall have the custody of the Corporation funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He or she shall render to the President, the Board of Directors and each stockholder at the meetings of the Board of Directors or the stockholders, or whenever any of the foregoing may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 6.  Secretary.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and directors and all other notices required by law or by these Amended and Restated By-Laws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, the Board of Directors or stockholders, upon whose request the meeting is called as provided in these Amended and Restated By-Laws. He or she shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors or the President. He or she shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President, and attest the same.

Section 7.  Assistant Treasurers and Assistant Secretaries.  Assistant Treasurers and Assistant Secretaries, if any shall be appointed, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors or the President.

ARTICLE IV

INDEMNIFICATION

Section 1.  Right to indemnification.  Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by law, including but not limited to the Delaware General Corporation Law (“DGCL”), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the DGCL permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or Proceeding (or part thereof) initiated by such person only if such action, suit or Proceeding (or part thereof) initiated by such person was authorized by the Board of Directors of the Corporation.  Such right shall include the right to have the Corporation pay expenses, including attorney’s fees, incurred in defending any Proceeding in advance of its final disposition; provided, however, that payment of such expenses in advance of the final disposition of such Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such person, in which such person agrees to repay all amounts so advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Section or otherwise.

Section 2.  Right of Claimant to Bring Suit.  (a)  If a claim under Section 1 is not paid in full by the Corporation with thirty days after it receives the claim in writing, the claimant may any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to payment for the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been given to the Corporation) that the claimant has not met the standards of conduct which make it permissible under applicable law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  (b) Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3.  Contractual Rights; Applicability.  The right to be indemnified or to receive reimbursement or advancement of expenses hereunder (a) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written agreement between the Corporation and such person, (b) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (c) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior to such modification.

Section 4.  Requested Service.  Any director, officer or employee of the Corporation serving, in any capacity, (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation, or (b) any employee benefit plan of the Corporation or any corporation referred to in Section 4(a), shall be considered to be doing so at the request of the Corporation.

Section 5.  Non-Exclusivity of Rights.  The rights conferred on any person by Sections 1 and 2 shall not be exclusive of and shall be in addition to any other right which such person may have or may hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, code of regulations, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 6.  Survival of Indemnification and Advancement of Expenses.  Unless otherwise provided when authorized or ratified, the indemnification and advancement of expenses provided by or granted by this Article IV shall continue to a person who has ceased to be a director, officer or employee or who ceased to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise and shall inure to the benefit of heirs, executors and administrators of such person.

Section 7.  Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.  Definitions.  For the purposes of this Article IV, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers or employees, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, shall stand in the same position under the provisions of this Article IV with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.  For the purposes of this Article IV, references to “serving at the request of the Corporation” shall include any current or former service as a director, officer or employee of the Corporation which imposes or imposed duties on, or involves or involved services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries.

ARTICLE V

GENERAL PROVISIONS

Section 1.  Notices.  Whenever any statute, the Amended and Restated Certificate of Incorporation or these Amended and Restated By-Laws require notice to be given to any Director or stockholder, such notice may be given in writing by mail, addressed to such Director or stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid. Such notice shall be deemed to have been given when it is deposited in the United States mail. Notice to Directors may also be given by facsimile or telegram.

Section 2.  Fiscal Year.  The fiscal year of the Corporation shall be January 1 through December 31.

Section 3.  Forum for Adjudication of Disputes.  Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, the sole and exclusive forum for (i) any “internal corporate claims” within the meaning of the DGCL, as well as (ii)(A) any derivative action, suit or proceeding brought on behalf of the Corporation; (B) any action, suit or proceeding asserting a claim for breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (C) any action, suit or proceeding asserting a claim arising pursuant to any provision of the DGCL, the Amended and Restated Certificate of Incorporation or these Amended and Restated By-Laws; or (D) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware.  Any person or entity purchasing or otherwise acquiring, or holding any interest in, shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 3 and to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware.